Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Immune Therapeutics, Inc.

Orlando, Florida

We consent to the reference to our Independent Registered Public Accounting Firm Report dated March 30, 2016, on our audit of the financial statements of Immune Therapeutics, Inc. as of December 31, 2015 and 2014 and for the years then ended, to be incorporated by reference in the Form S-1 to be filed with the Commission on or about August 22, 2016.

/s/ Turner, Stone & Company, L.L.P.

Certified Public Accountants

Dallas, Texas

August 22, 2016